UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017 (August 7, 2017)

MARATHON PATENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36555	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Ste. 380 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into Material Definitive Agreements

On August 7, 2017, Marathon Patent Group, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the holder (the “Holder”) of a convertible promissory note, dated October 16, 2014 (the “Note”), issued by the Company in the aggregate principal amount of $500,000.  Pursuant to the Exchange Agreement, the Holder agreed to exchange the Note, together with interest, in the amount of $2,750 due and payable thereon and relinquish any and all rights thereunder, for five hundred and two thousand seven hundred and fifty (502,750) shares of the Company’s newly authorized Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”).  Each Preferred Share is initially convertible into five (5) shares of  our common stock in accordance with the terms of the Certificate of Designation Of Rights, Powers, Preferences, Privileges And Restrictions of The 0% Series D Convertible Preferred Stock (the “Series D Certificate of Designation”).

The Company has relied upon the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, in connection with the issuance of the Preferred Shares.

The foregoing summary of the terms of the Exchange Agreement is incomplete and subject to, and qualified in its entirety by, the actual terms of the Exchange Agreement, the form of which is attached hereto as Exhibit 10.1, which is hereby incorporated by reference.

The Preferred Shares are convertible into shares of common stock based on a conversion calculation equal to the stated value of such Preferred Shares, plus all accrued and unpaid dividends, if any as of such date of determination, divided by the conversion price.  The stated value of each Preferred Share is $1.00 and the initial conversion price is $0.20 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. The Preferred Shares, with respect to dividend rights and rights on liquidation, winding-up and dissolution, in each case will rank senior to the Company’s common stock and all other securities of the Company that do not expressly provide that such securities rank on parity with or senior to the Preferred Shares. Until converted, each holder of Preferred Shares shall be entitled to the number of votes for each Preferred Share owned equal to the number of shares of Common Stock such Preferred Shares are convertible into (voting as a class with Common Stock), but not in excess of the conversion limitations set forth in the Series D Certificate of Designation.

Without limiting any other provision of the Series D Certificate of Designation, the Company may not authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company or (iii) any junior stock having a maturity date (or any other date requiring redemption or repayment of such shares of such junior stock) that is prior to the date on which any Preferred Shares remain outstanding, without the prior express consent of the holders of at least a majority of the outstanding Preferred Shares, voting separate as a single class.

The foregoing summary of the terms of the Series D Certificate of Designation is incomplete and subject to, and qualified in its entirety by, the actual terms of the Series D Certificate of Incorporation, the form of which is attached hereto as Exhibit 4.1, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, with respect to the issuance of the Preferred Shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2017, the Company filed the Certificate of Designation Of Rights, Powers, Preferences, Privileges And Restrictions of The 0% Series D Convertible Preferred Stock with the Secretary of State of the State of Nevada designating 502,750 shares of preferred stock as “0% Series D Convertible Preferred Stock”.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description [switch order]

4.1	Certificate of Designation Of Rights, Powers, Preferences, Privileges And Restrictions of The 0% Series D Convertible Preferred Stock

10.1	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 9, 2017

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer